UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2005

GLOBALOPTIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-117495	73-1703260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 445-6262

(Former name or former address, if changed since last report)

EXPLANATORY STATEMENT

This Amended Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the Commission on August 18, 2005. This Amended Current Report provides, among others, the information required by Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
As reported on Form 8-K filed on August 18, 2005, GlobalOptions, Inc., a wholly owned subsidiary of the Company, purchased certain assets and assumed certain liabilities of Confidential Business Resources, Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with Item 9.01(a), the following are filed herewith and incorporated herein by reference:
1.	Financial statements of Confidential Business Resources, Inc. (“CBR”):
a.	Independent Auditor’s Report
b.	Balance Sheets at December 31, 2004 and 2003
c.	Statements of Operations for the years ended December 31, 2004 and 2003
d.	Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2004 and 2003
e.	Statements of Cash Flows for the years ended December 31, 2004 and 2003
f.	Notes to Financial Statements

2.	Unaudited Financial Statements of Confidential Business Resources, Inc. (“CBR”)
a.	Balance Sheet at June 30, 2005
b.	Statements of Operations for the six months ended June 30, 2005 and 2004
c.	Statements of Cash Flows for the six months ended June 30, 2005 and 2004
d.	Notes to Unaudited Financial Statements

(b)  PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), the following are filed herewith and incorporated herein by reference. Our unaudited pro forma financial statements as of June 30, 2005, for the six months ended June 30, 2005 and for the year ended December 31, 2004 are filed herewith and incorporated herein by reference:
1.	Introduction to Unaudited Pro Forma Condensed Combined Financial Statements
2.	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005
3.	Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months ended June 30, 2005
4.	Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2004
5.	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(c)	EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

1

EXHIBIT NO.	DESCRIPTION
10.1*	Asset Purchase Agreement, dated as of May 19, 2005 by and among GlobalOptions, Inc., Confidential Business Resources, Inc., Fischer & Associates, Inc. and Halsey R. Fischer.

10.2*	Amendment to Asset Purchase Agreement, dated as of June 14, 2005.

10.3*	Second Amendment to Asset Purchase Agreement, dated as of July 29, 2005.

99.1*	Press Release dated August 15, 2005.

* Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on August 18, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBALOPTIONS GROUP, INC.

Date: October 28, 2005	By:	/s/ Harvey W. Schiller
Harvey W. Schiller, Ph.D.
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1*	Asset Purchase Agreement, dated as of May 19, 2005 by and among GlobalOptions, Inc., Confidential Business Resources, Inc., Fischer & Associates, Inc. and Halsey R. Fischer.

10.2*	Amendment to Asset Purchase Agreement, dated as of June 14, 2005.

10.3*	Second Amendment to Asset Purchase Agreement, dated as of July 29, 2005.

99.1*	Press Release dated August 15, 2005.

* Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on August 18, 2005.

3

GlobalOptions Group, Inc.
Index to Financial Statements

Financial statements of Confidential Business Resources, Inc. (“CBR”):
Independent Auditor’s Report	F-1
Balance Sheets at December 31, 2004 and 2003	F-2
Statements of Operations for the years ended December 31, 2004 and 2003	F-3
Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2004 and 2003	F-4
Statements of Cash Flows for the years ended December 31, 2004 and 2003	F-5
Notes to Financial Statements	F-6 - 19

Unaudited Financial Statements of Confidential Business Resources, Inc. (“CBR”):
Balance Sheet at June 30, 2005	F-20
Statements of Operations for the six months ended June 30, 2005 and 2004	F-21
Statements of Cash Flows for the six months ended June 30, 2005 and 2004	F-22
Notes to Unaudited Financial Statements	F-23 - 27

Pro Forma Financial Information:
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	F-28
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005	F-29
Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2005	F-30
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004	F-31
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-32

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders Confidential Business Resources, Inc.:

We have audited the accompanying balance sheets of Confidential Business Resources, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Confidential Business Resources, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the financial statements, the Company has experienced recurring negative cash flows from operations, significant operating losses for the year ended December 31, 2004 and is having significant difficulty meeting its current obligations due to its negative working capital financial position. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lattimore Black Morgan & Cain, PC
Brentwood, Tennessee
July 22, 2005

CONFIDENTIAL BUSINESS RESOURCES, INC.

Balance Sheets
December 31, 2004 and 2003

Assets
	2004	2003
Current assets:
Cash	$75,611	$36,610
Accounts receivable, less allowance for doubtful
accounts of $50,000 and $42,500 in 2004 and
2003, respectively	1,500,538	1,287,582
Prepaid expenses	67,027	24,892
Total current assets	1,643,176	1,349,084
Property and equipment, net	151,113	153,414
Customer relationships and non-compete agreement, net	621,213	813,243
Deposits	16,028	10,795
	$2,431,530	$2,326,536

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Checks written in excess of bank balance	$272,928	$-
Revolving line of credit	1,745,637	623,492
Current installments of long-term debt	49,183	38,501
Accounts payable	390,699	491,632
Accrued expenses and liabilities	327,424	307,057
Current portion of additional estimated
consideration for acquisition	362,197	219,922
Total current liabilities	3,148,068	1,680,604
Long-term debt, excluding current installments	6,962	24,842
Additional estimated consideration for acquisition,
excluding current installments	180,351	536,126
Accrued lease escalation	12,481	12,240
Total liabilities	3,347,862	2,253,812

Stockholders' equity (deficit):
Preferred stock, series-A, cumulative, $.001 par value,
(liquidation preference of $1,250,000); 1,000,000
shares authorized, 93,800 shares issued and
outstanding; 187,600 shares convertible	94	94
Additional paid-in capital - preferred stock	1,465,993	1,365,993
Common stock, $.001 par value; 10,000,000 shares
authorized, 1,932,241 shares issued and outstanding	1,932	1,932
Additional paid-in capital - common stock	374,778	374,778
Retained deficit	(2,759,129)	(1,670,073)
Total stockholders' equity (deficit)	(916,332)	72,724
	$2,431,530	$2,326,536

See accompanying notes to the financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Statements of Operations

Years ended December 31, 2004 and 2003

	2004	2003
Revenue	$8,791,611	$8,559,572
Cost of revenues	4,948,854	4,670,920
Gross profit	3,842,757	3,888,652
Operating expenses:
Selling and marketing	64,982	67,939
General and administrative	4,290,745	3,642,471
Loss on impairment of goodwill	-	143,045
Total operating expenses	4,355,727	3,853,455
Income (loss) from operations before depreciation and amortization	(512,970)	35,197
Amortization	289,849	276,807
Depreciation	65,343	53,295
Loss on operations before other income (expenses)	(868,162)	(294,905)
Other income (expense):
Interest expense	(108,764)	(44,382)
Loss on disposal of equipment	(12,130)	-
Total other income (expense)	(120,894)	(44,382)
Net loss	$(989,056)	$(339,287)

See accompanying notes to the financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Statements of Changes in Stockholders' Equity (Deficit)

Years ended December 31, 2004 and 2003

	Preferred stock	Additional paid-in capital-preferred stock	Common stock	Additional paid-in capital-common stock	Retained deficit	Total stockholders' equity (deficit)

Balance at January 1, 2003, as restated (see Note 9)	$94	$1,265,993	$1,876	$299,855	$(1,230,786)	$337,032

Issuance of 56,241 shares of common stock	-	-	56	74,923	-	74,979
Dividends accrued	-	100,000	-	-	(100,000)	-
Net loss	-	-	-	-	(339,287)	(339,287)
Balance at December 31, 2003	94	1,365,993	1,932	374,778	(1,670,073)	72,724
Dividends accrued	-	100,000	-	-	(100,000)	-
Net loss	-	-	-	-	(989,056)	(989,056)
Balance at December 31, 2004	$94	$1,465,993	$1,932	$374,778	$(2,759,129)	$(916,332)

 See accompanying notes to the financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Statements of Cash Flows

Years ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(989,056)	$(339,287)
Adjustments to reconcile net loss to cash flows provided
(used) by operating activities:
Depreciation and amortization	355,192	330,102
Bad debt expense	8,441	9,915
Loss on disposal of equipment	12,130	-
Loss on impairment of goodwill	-	143,045
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable	(221,397)	(302,491)
Prepaid expenses	(42,135)	(3,473)
Related party receivable	-	150,000
Deposits	(5,235)	(4,581)
Increase (decrease) in operating liabilities, net of
acquisitions:
Checks written in excess of bank balance	272,928	-
Accounts payable	(100,933)	97,153
Accrued expenses and liabilities	20,367	66,995
Accrued lease escalation	241	5,532
Total adjustments	299,599	492,197
Net cash provided (used) by operating activities	(689,457)	152,910
Cash flows from investing activities:
Purchases of property and equipment, net of
acquisitions	(70,472)	(16,943)
Acquisitions	(102,517)	(287,870)
Additional estimated consideration for acquisition	(213,500)	(199,393)
Net cash used by investing activities	(386,489)	(504,206)
Cash flows from financing activities:
Net proceeds from revolving line of credit	1,122,145	299,580
Proceeds from long-term debt	60,000	14,860
Payments of long-term debt	(67,198)	(188,162)
Net cash provided by financing activities	1,114,947	126,278
Increase (decrease) in cash	39,001	(225,018)
Cash at beginning of year	36,610	215,331
Cash acquired in acquisition	-	46,297
Cash at end of year	$75,611	$36,610

See accompanying notes to the financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(1)	Nature of operations

The Company is a professional investigation firm whose customer base is located throughout the United States. The Company provides private investigation services primarily to insurance companies.

(2)	Summary of significant accounting policies

(a)	Basis of accounting

The accompanying financial statements have been prepared on the accrual method of accounting.

(b)	Receivables and credit policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment upon invoice presentation. Certain customers have been granted extended payment terms based on business volume and other factors. The Company does not charge late fees or assess interest on delinquent accounts. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management's best estimate of the amounts that will not be collected. The allowance is estimated based on management's knowledge of its customers, historical loss experience and existing economic conditions.

Revenue from a customer, which is a related party, amounted to approximately 48% and 50% of the Company's revenues in 2004 and 2003, respectively. At December 31, 2004 and 2003, 38% and 50%, respectively, of accounts receivable are due from this customer.

(c)	Property and equipment

Property and equipment are stated at cost. Depreciation is provided over the assets' estimated useful lives using the straight-line method. Automobiles and furniture and fixtures are depreciated over five years while computer equipment is depreciated over three years. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(d)	Goodwill and intangible assets

The Company accounts for goodwill, which represents the excess of the purchase price over the fair value of the net assets acquired in business combinations recorded as purchases, in accordance with Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets ("SFAS 142"). Accordingly, goodwill is not amortized, but instead is reviewed for impairment on an annual basis or more frequently if impairment indicators arise. The Company uses a present value technique to measure the potential impairment of the recorded intangible assets.

Customer relationships and a non-compete agreement are intangible assets that have been deemed by the Company to have definite lives. In accordance with SFAS 142, intangible assets with definite lives are amortized on a straight-line basis over their respective estimated useful lives. The Company has deemed all such assets to have estimated useful lives of five years. As market conditions change, the Company evaluates the useful lives of its definite lived intangible assets. Intangible assets with a definite life are tested for impairment whenever events or circumstances indicate that a carrying amount of an asset may not be recoverable. The Company uses a present value technique to measure the potential impairment of the recorded definite lived intangible assets. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted cash flows in determining the fair value of the asset.

(e)	Income taxes

The amount provided for income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws.

(f)	Revenue recognition

Substantially all revenues of the Company are derived from private investigation services. It is the Company's policy to recognize revenues as services are completed for respective customers, due to the relatively short  duration of individual jobs. Expenses incurred while performing these services are charged to customers and included in revenues.

(g)	Advertising and promotion costs

Advertising and promotion costs are expensed as incurred. Advertising costs of approximately $65,000 and $68,000 were expensed during 2004 and 2003, respectively.

(h)	Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management's estimate of the recoverability of these assets.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(i)	Stock-based compensation

Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. Additionally, SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, clarifies the disclosure requirements prescribed by SFAS No. 123. The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options issued to employees and directors is measured as the excess, if any, of the fair value of the Company's stock as determined by the Board of Directors at the date of grant over the amount an individual must pay to acquire the stock. To the extent that options are issued to non-employees, the value of such options is measured in accordance with the provisions of SFAS No. 123.

(j)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(k)	Recently issued accounting pronouncements

Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"), was issued in May 2003. SFAS 150 requires that certain classes of financial instruments, previously classified as equity, be classified in the liability section of the balance sheet. FASB Staff Position 150-3 ("FSP 150-3"), issued in November 2004, defers the effective date of SFAS 150 for nonpublic entities to fiscal periods beginning after December 15, 2004. Management is currently assessing the impact of SFAS 150 on the Company's financial position and results of operations.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(k)	Recently issued accounting pronouncements, continued

Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment ("SFAS 123(R)"), was issued in December 2004. SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. SFAS 123, as originally issued in 1995, established a fair-value-based method of accounting for share-based payment transactions with employees as a preferable accounting treatment, but that Statement permitted entities the option of continuing to apply the guidance in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), as long as the footnotes to the financial statements disclosed what net income (loss) would have been had the preferable fair-value-based method been used. For 2004 and prior years, the Company accounted for all options issued to employees under APB 25 and did not record stock compensation expense. The effective date of SFAS 123(R) for nonpublic entities begins for fiscal periods beginning after December 15, 2005. Management is currently assessing the impact of SFAS 123(R) on the Company's financial position and results of operations.

(3)	Property and equipment, net

A summary of property and equipment as of December 31, 2004 and 2003 is as follows:

	2004	2003
Leasehold improvements	$12,781	$12,781
Computer equipment	141,564	78,574
Furniture and fixtures	44,509	32,327
Automobiles	89,008	106,337
	287,862	230,019
Accumulated depreciation and amortization	(136,749)	(76,605)
	$151,113	$153,414
Depreciation and amortization expense	$65,343	$53,295

(4)	Customer relationships and non-compete agreement, net

A summary of customer relationships and the non-compete agreement as of December 31, 2004 and 2003 is as follows:

		2004	2003
Customer relationships		$1,369,479	$1,271,660
Non-compete agreement		112,373	112,373
Accumulated amortization		(860,639)	(570,790)
	$	$ 621,213	$813,243
Amortization expense	$	$ 289,849	$276,807

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(4)	Customer relationships and non-compete agreement, net - continued

Expected amortization expense for customer relationships and the non-compete agreement recorded as of December 31, 2004 is as follows:

Year	Amount
2005	$296,370
2006	237,574
2007	61,184
2008	19,564
2009	6,521
$621,213

The above amortization forecast is an estimate. Actual amounts of amortization expense may differ from estimated amounts due to additional intangible asset acquisitions, impairment of intangible assets, accelerated amortization of intangible assets, and other events.

(5)	Revolving line of credit

The Company has a $1,750,000 revolving line of credit available with a bank at December 31, 2004. The revolving line of credit bears interest at prime plus 2.00% (7.00% at December 31, 2004) and expired in March 2005. A formal written extension has not been granted; however, payment of the outstanding balance has not been demanded as of July 22, 2005 (see Note 18). The revolving line of credit is secured by accounts receivable and other assets of the Company and is guaranteed by the President of the Company. The Company owed $1,745,637 under this line of credit at December 31, 2004.

Additionally, the Company had a $1,000,000 revolving line of credit available with a bank at December 31, 2003 under which $623,492 was outstanding at that date. The balance was repaid during 2004.

The provisions of the revolving line of credit place certain restrictions and limitations upon the Company. These include maintenance of certain financial ratios and restrictions or limitations on the payment of dividends, capital expenditures, advances to related parties and affiliates, investments, sales or rentals of property, and additional borrowings. During and as of the year-ended December 31, 2004, the Company did not meet certain covenants. The bank granted a waiver for these covenants through July 31, 2005 (see Note 18).

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(6)	Long-term debt

A summary of long-term debt as of December 31, 2004 and 2003 is as follows:

	2004	2003
Note payable to a bank due in monthly
installments totaling $480, including interest
at a fixed rate of 10.49% through December
2006; secured by a vehicle.	$10,345	$14,762
Note payable to a financial institution due in
monthly installments of $387, including
interest at a fixed rate of 9.25% through
April 2006; secured by a vehicle.	5,800	9,391
Non-interest bearing note payable to a third
party, due in quarterly installments of
$10,000 through December 31, 2005;
unsecured.	40,000	-
Non-interest bearing note payable to a third
party, due December 31, 2004. Paid
during 2004.	-	25,000
Note payable to a financial institution due in
monthly installments of $343 including
interest at a fixed rate of 7.99%. Paid during
2004.	-	11,998
Note payable to a financial institution due in
monthly installments of $256, including
interest at a fixed rate of 12.00%. Paid
during 2004.	-	2,192
Total long-term debt	56,145	63,343
Less current installments	49,183	38,501
Long-term debt, excluding current installments	$6,962	$24,842

A summary of future maturities of long-term debt as of December 31, 2004 is as follows:

Year	Amount
2005	$49,183
2006	6,962
$56,145

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(7)	Accrued expenses and liabilities

A summary of accrued expenses and liabilities as of December 31, 2004 and 2003 is as follows:

	2004	2003
Accrued payroll	$202,454	$246,163
Other accrued expenses	124,970	60,894
	$327,424	$307,057

(8)	Additional estimated consideration for acquisition

During 2001, the Company entered into an agreement to purchase certain assets and assume certain liabilities of Gallagher Bassett Services, Inc ("Gallagher"). The purchase agreement requires that the Company make additional payments to Gallagher, as consideration for the acquisition, over a five-year period ending in 2006. These additional payments are equal to a percentage of revenues generated by Gallagher as defined in the purchase agreement. The payments are calculated on a per annum basis as follows and are payable quarterly based on the estimated per annum amounts:

Related revenue	Applied percentage to calculate additional consideration
Up to $3,000,000	5%
Between $3,000,000 and $5,000,000	7%
Between $5,000,000 and $6,000,000	9%
Over $6,000,000	10%

A liability in the amount of $542,548 and $756,048 has been recorded at December 31, 2004 and 2003, respectively, for the estimated additional consideration expected to be paid to Gallagher, a related party, under the terms of the purchase agreement.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(9)	Stockholders' equity

The shares of series-A preferred stock were issued in June 2002. The holder of shares is entitled to receive dividend payment at a rate of 8% of the original series-A issue price per share per annum, payable when, as and if declared by the board of directors. Such dividends accrue on a daily basis, whether or not earned or declared. At December 31, 2004 and 2003, additional paid-in capital - preferred stock includes approximately $254,000 and $154,000, respectively, of recorded dividends. Such dividends were recorded as an increase in additional paid-in capital - preferred stock and a charge to retained deficit as reflected in the accompanying statements of stockholders' equity. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of series-A preferred stock are entitled to receive, prior and in preference to any distribution of any assets of the Company to holders of common stock, an amount equal to the sum of (i) $13.33 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) of series-A preferred stock (the "Original Series A Issue Price") and (ii) an amount equal to the accrued but unpaid dividends on such share. The series-A preferred stock may be redeemed at the option of each holder of series-A preferred stock on or after June 14, 2005 (an "Optional Redemption"). As of December 31, 2004, there had been no such redemption. Each share of series-A preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Series A Issue Price by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion. The holder of each share of series-A preferred stock shall have the right to vote for each share of common stock into which such shares of series-A preferred stock could then be converted. In the event any shares of series-A preferred stock shall be redeemed or converted, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Company.

The Company issued common stock in June and August of 2001 and in January 2003. The holders of common stock shall be entitled to receive, when and as declared by the Company's board of directors, such dividends as may be declared from time to time by the board of directors. Upon the completion of the distribution upon liquidation of the above mentioned series-A preferred stock, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of series-A preferred stock and common stock pro rata based on the number of shares of common stock held by each until, with respect to the holders of series-A preferred stock, such holders have received a per share amount equal to $39.99 plus accrued and unpaid dividends on such share. Thereafter, if assets remain in the Company, the holders of the common stock of the Company shall receive all of the remaining assets of the Company pro rata based on the number of shares of common stock held by each. Common stock is not redeemable. The holder of each share of common stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003
(9)	Stockholders' equity, continued

The Company previously issued reviewed financial statements for the year ended December 31, 2002 which reported total stockholders' equity in the amount of $766,351. The attached financial statements reflect a restatement of total stockholders' equity as of January 1, 2003. The restatement results primarily from various corrections related to the timing and recording of transactions. A summary of the restated retained deficit is as follows:

Retained deficit, as originally reported	$(747,300)
Dividends on series-A preferred stock	(54,167)
Amortization of intangibles	(293,983)
Additional expenses recognized	(135,336)
Retained deficit, as restated	$(1,230,786)

(10)	Employee benefit plan

The Company sponsors a 401k plan covering substantially all employees. Full-time employees become eligible to participate upon completing ninety days of service, as defined by the plan and the Company has two enrollment periods per year. Company contributions are made at management's discretion. Benefits become vested when paid. The Company did not make a contribution during 2004 or 2003.

(11)	Income taxes

Federal and state net operating loss carryforwards of the Company approximate $1,457,000 and $1,374,000, respectively, at December 31, 2004 and are generally available for federal and state tax purposes through 2024 and 2019, respectively.

Net deferred income taxes in the balance sheets as of December 31, 2004 and 2003 include the following amounts of deferred income tax assets and liabilities:

	Current	Long-term	Total
		2004
Deferred income tax assets	$37,728	$584,783	$622,511
Deferred income tax liabilities	(25,511)	(31,516)	(57,027)
	12,217	553,267	565,484
Less valuation allowance	(12,217)	(553,267)	(565,484)
Net	$-	$-	$-
		2003
Deferred income tax assets	$30,025	$330,043	$360,068
Deferred income tax liabilities	-	(44,646)	(44,646)
	30,025	285,397	315,422
Less valuation allowance	(30,025)	(285,397)	(315,422)
Net	$-	$-	$-

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(11)	Income taxes, continued

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. The deferred income tax assets result primarily from net operating loss carryforwards for federal and state purposes. The deferred income tax liability results primarily from the use of accelerated methods of depreciation of property and equipment for income tax purposes and differences between financial reporting and tax bases for amortization of intangible and other long-term assets.

The valuation allowance of $565,484 at December 31, 2004 and $315,422 at December 31, 2003 was established to reduce the deferred income tax assets to the amount that will more likely than not be realized. This reduction is provided due to the uncertainty of the Company's ability to utilize the federal net operating loss carryforwards before they expire.

(12)	Lease commitments

The Company utilizes office space under operating leases. Rent expense under these leases amounted to $339,366 and $321,766 in 2004 and 2003, respectively, including $25,200 and $60,480 paid to a related party. A summary of approximate future minimum payments under these leases as of December 31, 2004 is as follows:

Year	Amount
2005	$284,000
2006	239,000
2007	169,000
2008	98,000
2009	61,000
2010 and later years	32,000
$883,000

It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future lease payments will not be less than the current year rent expense.

(13)	Contingent liabilities

The Company is named as a defendant in a lawsuit with two former employees who have charged the Company with failure to appropriately compensate such employees for overtime. On July 19, 2005, the plaintiffs filed motions seeking certification of such litigation as a class action lawsuit that would encompass employees working in Texas, California and Oklahoma from approximately July 2002 through June 2004. At present, the outcome of this litigation is uncertain and estimates of potential losses are not reasonably estimable. If the Company is not successful in defending itself in this litigation, the settlement of such claims could have a material adverse effect on the Company's results of operations.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(13)	Contingent liabilities, continued

In addition, there are other legal proceedings in which the Company is a named defendant. At present, the outcome of such litigation is uncertain and estimates of potential losses are not reasonably estimable.

The Company determined during 2004 that it had collected sales taxes in certain states for its services, but that such taxes had not been remitted to the applicable states. As such, a liability for the amounts collected, as well as interest due on such amounts, has been recorded in accrued liabilities and expenses in the accompanying financial statements. While it is probable that penalties will be assessed related to these past due sales taxes, the amount of such penalties are not reasonably estimable at this time. Thus the accompanying financial statements do not include a liability for these anticipated penalties.

The Company has entered into an agreement with a key employee whereby the Company will continue to compensate the employee in the event that employment is terminated, without cause, by the Company.

The Company generally maintains cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

(14)	Related party transactions

Revenues from related parties, including those revenues discussed in Note 2, amounted to $4,355,085 and $4,266,041 in 2004 and 2003, respectively. The Company was owed trade receivables from these related parties amounting to $648,212 and $649,314 at December 31, 2004 and 2003, respectively.

Purchases from related parties amounted to approximately $393,083 and $431,217 in 2004 and 2003, respectively. At December 31, 2004 and 2003, trade accounts payable to these related parties totaled $54,083 and $94,544, respectively.

The Company made earnout payments in connection with revenue derived from one of its affiliates. These earnout payments amounted to $213,500 and $199,392 in 2004 and 2003, respectively (see Note 8).

(15)	Supplemental disclosures of cash flow statement information

	2004	2003
Interest paid	$75,519	$36,374

During 2003, the Company acquired certain assets and assumed certain liabilities of an unrelated entity (see Note 16). The Company issued 56,241 shares of common stock as partial payment of the acquisition.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(16)	Acquisitions

In January 2003, the Company acquired certain assets and assumed certain liabilities of American Investigative Services, Inc. and American Security and Protective Services, LLC (collectively "AIS") based in Michigan. In April 2004, the Company acquired certain assets and assumed certain liabilities of Huffmaster, Inc. ("Huffmaster"), also based in Michigan. These acquisitions have been accounted for by the purchase method and the results of operations are included in the Company's financial statements from the dates of acquisition. The balance sheets summarized below reflect the assets acquired and the liabilities assumed in the acquisition including reported goodwill, which represents the excess of the purchase price over the fair value of the net assets aquired:

	2004	2003
	Huffmaster	AIS
Cash	$-	$46,297
Accounts receivable	$-	134,078
Equipment	4,700	81,053
Customer relationships	97,819	95,726
Non-compete agreements	-	112,373
Total assets	102,519	469,527
Accounts payable	-	49,062
Line of credit	-	23,912
Long-term liabilities	-	33,705
Total liabilities	-	106,679
Purchase price	$102,519	$362,848
Cash payment	$42,519	$262,925
Notes payable to seller	60,000	25,000
Fair value of 56,241 shares of common stock issued	-	74,923
Purchase price	$102,519	$362,848

The purchase agreement for the Huffmaster acquisition provides for contingent payments based on pre-established thresholds of referred revenue, as defined in the agreement, for the eighteen month period subsequent to the date of the acquisition. Any such payments would generally be capitalized to goodwill and other intangible assets when paid. As of the date of this report, no such payments have been required to be paid under the terms of this agreement. The Company feels that any such future payments would have no material impact on the Company's financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(17)	Stock options and other incentive performance awards

Under the 2003 Stock Option Plan (the "Plan"), incentive stock options may be granted to directors, officers and key employees of the Company to purchase a specified number of shares of common stock at a price not less than the fair market value on the date of grant. Fair market value at date of grant is based upon an established price by the Board of Directors, which is determined on the date of grant. The most recent establishment of price, which was determined as of September 16, 2004, indicated a fair market value of approximately $1.50 per share. Generally, options granted under the plan vest and become exercisable in four equal installments of 25% of the option shares on each of the first four anniversaries of the date of grant and expire within five years from the date of grant.

Stock option activity for the years ended December 31, 2004 and 2003 is summarized as follows:

	Number of shares	Option price per share	Weighted- average price per share
Balance, December 31, 2002	-		$-
Granted	35,250	$ 1.50 - $ 1.65	$1.53
Exercised	-
Forfeited	-
Balance, December 31, 2003	35,250	$ 1.50 - $ 1.65	$1.53
Granted	40,250	$ 1.50 - $ 1.65	$1.53
Exercised	-
Forfeited	(3,150)	$ 1.50	$1.50
Balance, December 31, 2004	72,350	$ 1.50 - $ 1.65	$1.53

As of December 31, 2004 the weighted-average remaining contractual life of the outstanding options was approximately 4.3 years, and approximately 8,000 options were exercisable under the Plan. The pro forma effect of the fair value based method for the year ended December 31, 2004 was not materially different from the corresponding Accounting Principles Board No. 25 intrinsic value methodology.

In addition, the Company had 47,181 and 24,681 options outstanding with existing stockholders at December 31, 2004 and 2003, respectively, which were fully exercisable. The option price and weighted-average option price per share of such options was $1.50 at December 31, 2004 and 2003. There were no options exercised in 2004 and 2003.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Financial Statements

December 31, 2004 and 2003

(18)	Going concern considerations

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. The Company has experienced recurring negative cash flows from operations, significant operating losses for the year ended December 31, 2004 and is having significant difficulty meeting its current obligations due to its negative working capital financial position of $1,504,892 at December 31, 2004. The Company's ability to continue as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation.

During January and February of 2005, in an effort to help the Company meet its current obligations, the Company received $250,000 in exchange for two promissory notes issued to its primary stockholder, each in the amount of $125,000. The notes are due upon demand and bear interest at a per annum rate equal to a certain bank's index rate plus two percent.

On May 19, 2005, the Company entered into an asset purchase agreement (the "Agreement") with GlobalOptions, Inc. ("GlobalOptions") to sell substantially all of its assets to and have certain liabilities assumed by GlobalOptions. The sales price is approximately $5,000,000, less an amount for the assumption of certain liabilities on a dollar for dollar basis, with certain limitations. The final sales price is subject to change based on working capital changes as defined in the Agreement. Upon the completion of this transaction, the Company will cease all business operations and exist only to settle its liabilities and distribute remaining funds to stockholders. As a condition of the debt covenant waiver provided by the bank (see Note 5), the Company's outstanding balance under its line of credit is required to be paid off at closing. Both GlobalOptions and the Company have agreed to the terms of the bank waiver.

Should the Company be unable to complete the sale of its assets, or obtain additional financing from other means which have not yet been fully explored by management, it may be unable to realize the carrying value of its assets and to meet its liabilities. It is not possible to predict whether the Company will be successful in its efforts with regards to its plans.

(19)	Subsequent event

In July 2005, the Company negotiated a confidential settlement agreement with certain plaintiffs. The ultimate disposition of the litigation is contingent upon the closing of the asset sale referred to in note 18.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Condensed Balance Sheet

June 30, 2005

(Unaudited)

Assets

Current assets:
Cash	$1,204
Accounts receivable, less allowance for doubtful accounts
of $302,853	1,187,459
Prepaid expenses	33,859

Total current assets	1,222,522

Property and equipment, net	158,482
Customer relationships and non-compete agreement, net	473,027
Deposits	16,032

$1,870,063

Liabilities and Stockholders' Deficit

Current liabilities:
Checks written in excess of bank balance	$17,745
Revolving line of credit	1,750,000
Current installments of long-term debt	28,971
Accounts payable	633,001
Notes payable to stockholder	250,000
Accrued expenses and liabilities	645,486
Current portion of additional estimated consideration for
acquisition	582,145

Total current liabilities	3,907,348

Long-term debt, excluding current installments	2,787
Additional estimated consideration for acquisition,
excluding current portion	36,263
Accrued lease escalation	13,564

Total liabilities	3,959,962

Stockholders' deficit:
Preferred stock, series-A, cumulative, $.001 par value,
(liquidation preference of $1,516,087 including
dividends of $266,087 and 1,000,000 shares authorized,
93,800 shares issued and outstanding; 93,800 shares
convertible	94
Additional paid-in capital - preferred stock	1,515,993
Common stock, $.001 par value; 10,000 shares authorized,
1,932,241 shares issued and outstanding	1,932
Additional paid-in capital - common stock	374,778
Retained deficit	(3,982,696)

Total stockholders' deficit	(2,089,899)

$1,870,063

See accompanying notes to the condensed financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Condensed Statements of Operations

Six-Month Periods Ended June 30, 2005 and 2004
(Unaudited)

	Six-Month Periods Ended
	June 30,
	2005	2004

Revenues	$5,049,150	$3,994,582

Cost of revenues	2,934,182	2,362,305

Gross profit	2,114,968	1,632,277

Operating expenses:
Selling and marketing	34,231	35,687
General and administrative	2,949,103	1,909,484

Total operating expenses	2,983,334	1,945,171

Loss from operations before amortization, depreciation
and other expenses	(868,366)	(312,894)

Amortization	148,186	142,751
Depreciation	41,266	30,965

Loss from operations before other expenses	(1,057,818)	(486,610)

Other expenses:
Interest expense	98,483	35,833
Loss on disposal of equipment	17,266	12,130

Total other expenses	115,749	47,963

Net loss	$(1,173,567)	$(534,573)

See accompanying notes to the condensed financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Condensed Statements of Cash Flows

Six-Month Periods Ended June 30, 2005 and 2004
(Unaudited)

	Six-Month Periods Ended
	June 30,
	2005	2004

Cash flows from operating activities:
Net loss	$(1,173,567)	$(534,573)
Adjustments to reconcile net loss to cash flows used
by operating activities:
Depreciation and amortization	189,452	173,716
Provision for doubtful accounts	255,475	594
Loss on disposal of equipment	17,266	12,130

(Increase) decrease in operating assets, net of
acquisition:
Accounts receivable	57,604	5,168
Prepaid expenses	33,168	(11,728)
Deposits	(4)	3,190

Increase (decrease) in operating liabilities, net of
acquisition:
Checks written in excess of bank balance	(255,183)	-
Accounts payable	318,160	(83,540)
Accrued expenses and liabilities	318,062	35,930
Accrued lease escalation	1,083	(391)

Total adjustments	935,083	135,069

Net cash used by operating activities	(238,484)	(399,504)

Cash flows from investing activities:
Purchases of property and equipment, net of
acquisition	(65,897)	(33,094)
Acquisition	-	(42,519)
Additional estimated consideration for acquisition	-	(55,800)

Net cash used by investing activities	(65,897)	(131,413)

Cash flows from financing activities:
Net proceeds from revolving line of credit	4,362	592,322
Proceeds from notes payable to stockholder	250,000	-
Payments of long-term debt	(24,388)	(31,941)

Net cash provided by financing activities	229,974	560,381

Increase (decrease) in cash	(74,407)	29,464

Cash at beginning of period	75,611	36,610

Cash at end of period	$1,204	$66,074

See accompanying notes to the condensed financial statements.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Condensed Financial Statements
(Unaudited)

(1)	Nature of operations

The Company is a professional investigation firm whose customer base is located throughout the United States. The Company provides private investigation services primarily to insurance companies.

For the fiscal years ended December 31, 2004 and 2003, there was substantial doubt about the Company's ability to continue as a going concern based on significant recurring net losses, generation of negative cash flows from operations and difficulties meeting current obligations due to a negative working capital financial position. These conditions continued to exist as of June 30, 2005. However, on August 14, 2005, the Company consummated a transaction under an asset sale agreement with GlobalOptions, Inc. ("Global") in which Global purchased substantially all of the Company's assets and assumed certain liabilities of the Company. Upon completion of the transaction, and as required under the agreement, the Company ceased substantially all business operations.

(2)	Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements should be read in conjunction with the financial statements and related notes of Confidential Business Resources, Inc. as of and for the years ended December 31, 2004 and 2003. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

(3)	Allowance for doubtful accounts

During the first and second quarters of 2005, management reviewed its historical loss experience and related factors and determined that increases in the estimated allowance for doubtful accounts were warranted. Specifically, these increases were based on the collection experience with respect to credit sales to one customer, for which revenues recorded during the six-month period ended June 30, 2005 were approximately $312,000. As of June 30, 2005, management has significant doubt as to whether the accounts receivable related to certain of these revenues will be collected.

(4)	Financing activities

The Company had a $1,750,000 revolving line of credit available with a bank at June 30, 2005. The revolving line of credit bore interest at prime plus 2.00% (8.25% at June 30, 2005) and expired in March 2005. A formal written extension had not been granted as of June 30, 2005. The revolving line of credit was secured by accounts receivable and other assets of the Company and was guaranteed by the president of the Company. The Company owed $1,750,000 under this line of credit at June 30, 2005.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Condensed Financial Statements
(Unaudited)

(4)	Financing activities - continued

The provisions of the revolving line of credit placed certain restrictions and limitations upon the Company. These included maintenance of certain financial ratios and restrictions or limitations on the payment of dividends, capital expenditures, advances to related parties and affiliates, investments, sales or rentals of property, and additional borrowings. During the six-month period ended June 30, 2005 the Company was not in compliance with certain covenants as required under the revolving line of credit.

During January and February of 2005, in an effort to help the Company meet its current obligations, the Company received $250,000 in exchange for two promissory notes issued to its primary stockholder, each in the amount of $125,000. The notes were due upon demand and bore interest at a per annum rate equal to a certain bank's index rate plus two percent. As of June 30, 2005, accrued interest in the amount of $8,995 was included in accrued expenses and liabilities.

As a result of the transaction discussed in Note 1, and as required in the agreement, Global paid off all amounts outstanding under the Company's revolving line of credit, including accrued interest. These amounts totaled approximately $1,750,000. In addition, the Company received cash proceeds of $2,500,000. The Company used the cash proceeds to fulfill various obligations including repayment of the $250,000 in promissory demand notes to its primary stockholder, with related accrued interest, and to settle certain outstanding litigation. The proceeds were also used to redeem and cancel the Company's outstanding preferred stock, including the payment of accrued dividends due to the primary stockholder as required under the series A preferred stock agreement.

(5)	Lease commitments

The Company utilizes office space under operating leases. Rent expense under these leases amounted to $158,238 and $156,444 for the six-month periods ended June 30, 2005 and 2004, respectively, including $1,680 and $18,840, respectively, paid to a related party. A summary of approximate future minimum payments under these leases as of June 30, 2005 is as follows:

Year Ending	Amount

2006	$277,000
2007	195,000
2008	135,000
2009	79,000
2010	38,000
2011 and thereafter	16,000
$740,000

On August 14, 2005, in connection with the sale of the company’s assets, these lease liabilities were assumed by Global.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Condensed Financial Statements
(Unaudited)

(6)	Concentrations

Revenue from a customer, which is a related party, amounted to approximately 48% and 50% of the Company's revenues for the six-month periods ended June 30, 2005 and 2004, respectively. At June 30, 2005 and 2004, approximately 50% of gross accounts receivable are due from this customer.

(7)	Contingent liabilities and litigation

In July 2005, the Company negotiated a settlement agreement with certain plaintiff stockholders. Under the terms of the agreement, the Company agreed to pay the stockholders $222,000 and to repurchase their collective 446,000 shares of common stock at $0.40 per share. The $222,000 required payment has been included in accrued expenses and liabilities in the accompanying condensed balance sheet at June 30, 2005, and the related expense has been included in general and administrative expenses in the condensed statements of operations for the six-month period ended June 30, 2005. While the repurchase of the 446,000 shares of common stock will require the use of the Company's available cash at the time of repurchase, a liability has not been recorded for this commitment.

The Company is named as a defendant in a lawsuit with two former employees who have charged the Company with failure to appropriately compensate such employees for overtime. On July 19, 2005, the plaintiffs filed motions seeking certification of such litigation as a class action lawsuit that would encompass employees working in Texas, California and Oklahoma from approximately July 2002 through June 2004. Subsequent to June 30, 2005, the Company has reached a final confidential settlement agreement, in principle, with the plaintiffs. Based on the terms of the agreement, the Company has recorded a liability in the amount of $90,000 at June 30, 2005. Such liability has been included in accrued expenses and liabilities in the accompanying unaudited condensed balance sheet at June 30, 2005, and the related expense has been included in general and administrative expenses in the unaudited condensed statements of operations for the six-month period ended June 30, 2005.

The Company determined during 2004 that it had collected sales taxes in certain states for its services, but that such taxes had not been remitted to the applicable states. As such, a liability for the amounts collected, as well as interest due on such amounts, has been recorded in accrued expenses and liabilities in the accompanying condensed financial statements. While it is probable that penalties will be assessed related to these past due sales taxes, the amount of such penalties are not reasonably estimable at this time. Thus the accompanying condensed financial statements do not include a liability for these anticipated penalties.

The Company has entered into an agreement with a key employee whereby the Company will continue to compensate the employee in the event that employment is terminated, without cause, by the Company.

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Condensed Financial Statements
(Unaudited)

(8)	Related party transactions

Revenues from related parties amounted to $2,486,434 and $2,123,786 for the six-month periods ended June 30, 2005 and 2004, respectively. The Company was owed trade receivables from these related parties amounting to $812,536 and $743,195 at June 30, 2005 and 2004, respectively.

Purchases from related parties amounted to approximately $62,332 and $140,222 for the six-month periods ended June 30, 2005 and 2004, respectively. At June 30, 2005 and 2004, trade accounts payable to these related parties totaled $66,585 and $81,984, respectively.

The Company owes a related party additional estimated consideration for an acquisition amounting to $618,408 and $752,817, as of June 30, 2005 and 2004.

Interest expense to a related party amounted to $8,995 for the six-month period ended June 30, 2005. No such interest expense was incurred during the six month period ended June 30, 2004.

(9)	Acquisition

In April 2004, the Company acquired certain assets and assumed certain liabilities of Huffmaster, Inc. This acquisition has been accounted for by the purchase method and the results of operations are included in the Company's condensed financial statements from the date of acquisition. The summary balance sheet below reflects the assets acquired and the liabilities assumed in the acquisition:

Property and equipment	$4,700
Customer relationships	97,819
Total assets and purchase price	102,519

Less: Cash payment	$42,519

Notes payable to seller	$60,000

CONFIDENTIAL BUSINESS RESOURCES, INC.

Notes to the Condensed Financial Statements

(Unaudited)

(9)	Acquisition - continued

The purchase agreement provides for contingent payments based on pre-established thresholds of referred revenue, as defined in the agreement, for the eighteen month period subsequent to the date of the acquisition. Any such payments would generally be capitalized to goodwill and other intangible assets when paid. As of the date of this report, no such payments have been required to be paid under the terms of this agreement. The Company believes that any such future payments would not have a material impact on the Company's financial position or results of operations.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2005 aggregates the condensed combined balance sheet of GlobalOptions Group, Inc. and Subsidiaries ("GlobalOptions Group"), and the balance sheet of Confidential Business Resources, Inc. ("CBR") as of June 30, 2005, and gives effect to the acquisition transaction which occurred effective as of August 14, 2005. The accounting for the transaction is more fully described in Note 1 to the pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined statements of operations combine the results of operations of GlobalOptions Group for the six months ended June 30, 2005 and for the year ended December 31, 2004, with the statements of operations for CBR for the same periods as if the acquisition had occurred as of January 1, 2004.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical unaudited financial statements of GlobalOptions Group as filed on Form 10-QSB for the six months ended June 30, 2005 for CBR for the six months ended June 30, 2005 and the audited financial statements of GlobalOptions Group and CBR for the years ended December 31, 2004 and 2003 appearing elsewhere in this statement. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the dates indicated above, or the combined results of operations which might have existed for the periods indicated or combined results of operations as they may be in the future.

For purposes of preparing GlobalOptions Group’s consolidated financial statements, a new basis will be established for the assets and liabilities of CBR based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma condensed combined balance sheet and statements of operations reflect management’s best estimate of the purchase price allocation; however, the final allocation may differ from the pro forma amounts.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2005

ASSETS

	Global	Confidential
	Options	Business	Pro Forma		Pro Forma
	Group	Resources	Adjustments		Combined
	(a)	(b)
CURRENT ASSETS
Cash and cash equivalents	$6,790,161	$1,204	$(4,250,000)	(c)	$2,541,365
Accounts receivable, net	594,154	1,187,459	--		1,781,613
Prepaid expenses and other current assets	17,602	33,859	--		51,461
Total current assets	7,401,917	1,222,522	(4,250,000)		4,374,439

PROPERTY AND EQUIPMENT, net	86,382	158,482	--		244,864

OTHER ASSETS
Deposits	37,931	16,032	--		53,963
Intangible assets	--	473,027	718,973	(e)	1,192,000
Goodwill	--	--	4,132,524	(f)	4,132,524
Total other assets	37,931	489,059	4,851,497		5,378,487

TOTAL ASSETS	$7,526,230	$1,870,063	$601,497		$9,997,790

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit	$317,153	$1,750,000	$(1,750,000)	(c)	$317,153
Bank overdraft	--	17,745	--		17,745
Accounts payable	371,708	633,001	--		1,004,709
Accrued compensation and related benefits	207,736	--	--		207,736
Current portion of long-term debt	--	28,971	--		28,971
Current portion of additional estimated consideration for acquisition	--	582,145	--		582,145
Note payable to Confidential Business Resources, Inc.	--	--	931,567	(f)	931,567
Notes payable to stockholder	--	250,000	(250,000)	(d)	--
Other current liabilities	301,307	645,486	(419,969)	(d)	526,824
TOTAL CURRENT LIABILITIES	1,197,904	3,907,348	(1,488,402)		3,616,850

LONG-TERM LIABILITIES
Long-term debt, net of current portion	--	2,787	--		2,787
Additonal estimated consideration for acquitision, net of current portion	--	36,263	--		36,263
Accrued lease escalation	--	13,564	--		13,564
Total long term-liabilities	--	52,614	--		52,614

Total liabilities	1,197,904	3,959,962	(1,488,402)		3,669,464

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock	--	94	(94)	(g)	--
Series A convertible preferred stock	8	--	--		8
Common stock	14,433	1,932	(1,932)	(g)	14,433
Additional paid-in capital	11,142,104	1,890,771	(1,890,771)	(g)	11,142,104
Deferred consulting fees	(52,059)	--	--		(52,059)
Accumulated deficit	(4,776,160)	(3,982,696)	3,982,696	(g)	(4,776,160)
Total Stockholders' Equity (Deficiency)	6,328,326	(2,089,899)	2,089,899		6,328,326

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$7,526,230	$1,870,063	$(601,497)		$9,997,790

See notes to unaudited pro forma condensed combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2005

	Global	Confidential
	Options	Business	Pro Forma		Pro Forma
	Group	Resources	Adjustments		Combined
	(h)	(i)
REVENUES	$2,252,575	$5,049,150	--		$7,301,725

COST OF REVENUES	1,088,645	2,934,182	--		4,022,827

GROSS PROFIT	1,163,930	2,114,968	--		3,278,898

OPERATING EXPENSES
General and administrative	2,346,474	3,155,821	(305,859)	(j),(k)	5,196,436
Selling and marketing	286,260	34,231	--		320,491

TOTAL OPERATING EXPENSES	2,632,734	3,190,052	(305,859)		5,516,927

LOSS FROM OPERATIONS	(1,468,804)	(1,075,084)	305,859		(2,238,029)

OTHER INCOME (EXPENSE)
Interest income	875	--	--		875
Interest expense	(63,004)	(98,483)	83,162	(l)	(78,325)

TOTAL OTHER INCOME (EXPENSE)	(62,129)	(98,483)	83,162		(77,450)

NET LOSS	(1,530,933)	(1,173,567)	389,021		(2,315,479)

Deemed dividend to Series A convertible preferred stock	(832,500)	--	832,500	(m)	--

Net loss applicable to common stockholders	$(2,363,433)	$(1,173,567)	$1,221,521		$(2,315,479)

Basic and Diluted Net Loss Per Share Applicable to Common Stockholders	$(0.25)				$(0.24)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	9,528,638				9,528,638
See notes to unaudited pro forma condensed combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

	Global	Confidential
	Options	Business	Pro Forma		Pro Forma
	Group	Resources	Adjustments		Combined
	(n)	(o)
REVENUES	$5,569,335	$8,791,611	$--		$14,360,946

COST OF REVENUES	3,515,443	4,948,854	--		8,464,297

GROSS PROFIT	2,053,892	3,842,757	--		5,896,649

OPERATING EXPENSES
General and administrative	2,635,870	4,658,067	(82,565)	(p),(q)	7,211,372
Selling and marketing	789,594	64,982	--		854,576

TOTAL OPERATING EXPENSES	3,425,464	4,723,049	(82,565)		8,065,948

LOSS FROM OPERATIONS	(1,371,572)	(880,292)	82,565		(2,169,299)

OTHER INCOME (EXPENSE)
Interest income	99	--	--		99
Interest expense	(25,520)	(108,764)	102,050	(r)	(32,234)

TOTAL OTHER INCOME (EXPENSE)	(25,421)	(108,764)	102,050		(32,135)

NET LOSS	(1,396,993)	(989,056)	184,615		(2,201,434)

Deemed dividend to Series A convertible preferred stockholders	--	--	(832,500)	(s)	(832,500)

Net loss applicable to common stockholders	$(1,396,993)	$(989,056)	$(647,885)		$(3,033,934)

Basic and Diluted Net Loss Per Share Applicable To Common Stockholders	$(0.16)				$(0.35)

Weighted Average Number of Common Share Outstanding - Basic and Diluted	8,613,178				8,613,178

See notes to unaudited pro forma condensed combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEAR ENDED
DECEMBER 31, 2004

NOTE 1 - ACQUISITION

On August 14, 2005, GlobalOptions, Inc. ("GlobalOptions"), a Delaware corporation and a wholly-owned subsidiary of GlobalOptions Group, acquired substantially all of the business and assets of Confidential Business Resources, Inc. ("CBR"), a Tennessee corporation. CBR is a professional investigations firm headquartered in Nashville, Tennessee with eight offices nationwide.

The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 19, 2005, as amended (the "Agreement"), between GlobalOptions, CBR, Fischer & Associates, Inc. and Halsey R. Fischer. The purchase price for the net assets acquired was $5,000,000, net of a purchase price adjustment for working capital. In connection with the purchase, Global Options repaid the balance of CBR’s line of credit, which for pro forma purposes was $1,750,000 at June 30, 2005.

In connection with the acquisition, GlobalOptions Group made total cash payments of $4,250,000, consisting of $2,500,000, representing one half of the $5,000,000 purchase price and $1,750,000 to the lender to payoff CBR’s line of credit. The Company issued a non-interest bearing note in the amount of $931,567, payable one year from the date of acquisition, for the remaining amount of the purchase price.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEAR ENDED
DECEMBER 31, 2004

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the acquisition of CBR by GlobalOptions.

Balance Sheet - June 30, 2005

(a)	Derived from the unaudited GlobalOptions Group consolidated balance sheet at June 30, 2005.

(b)	Derived from the unaudited CBR balance sheet at June 30, 2005.

(c)	Cash paid to former stockholders of CBR at closing of $2,500,000 and to repay off CBR’s line of credit balance of $1,750,000.

(d)
Elimination of liabilities not assumed, including $250,000 for a note payable retained by CBR related to obligations to CBR stockholders, other current liabilities aggregating $419,969 not assumed consisting of $222,000 due by CBR related to CBR plaintiff stockholders, $90,000 representing an estimated liability of CBR for an obligation to two former employees and $107,969 representing sales taxes collected and not remitted by CBR.

(e)
Recording of estimated values of purchased identifiable intangible assets consisting of $80,000 for a trade name, $52,000 for developed technology, $510,000 for the value of non-compete agreements and $550,000 for the value of customer relationships which are amortizable over periods ranging from three to five years. The amounts of these intangibles have been estimated based upon information available to management and is subject to change based upon an outside appraisal being performed in connection with the audit for the year ending December 31, 2005.

A summary of the pro forma adjustment for intangibles is as follows:

Total estimated purchased identifiable intangible assets	$1,192,000
Less: Intangible assets previously recorded on CBR	473,027

Pro forma adjustment for intangible assets	$718,973

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEAR ENDED
DECEMBER 31, 2004

NOTE 2 - PRO FORMA ADJUSTMENTS, continued

Balance Sheet - June 30, 2005, continued

(f)	The following table summarizes the estimated allocation of the purchase price for CBR and the pro forma adjustment to record goodwill:

Current assets	$1,222,522
Property and equipment and deposits	174,514
Identifiable intangible assets	1,192,000
Fair value of liabilities assumed	(1,539,993)

Net fair value assigned to assets acquired and liabilities assumed	1,049,043

Goodwill	4,132,524

Total Purchase Price	$5,181,567

The following represents a summary of the purchase price consideration:

Cash	$4,250,000
Note payable	931,567

Total Purchase Price Consideration	$5,181,567

(g)	Elimination of stockholders deficiency of CBR.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEAR ENDED
DECEMBER 31, 2004

NOTE 2 - PRO FORMA ADJUSTMENTS, continued

Statement of Operations - For the Six Months Ended June 30, 2005

(h)	Derived from the unaudited consolidated statement of operations of GlobalOptions Group for the six months ended June 30, 2005.

(i)	Derived from the unaudited statement of operations of CBR for the six months ended June 30, 2005.

(j)
Elimination of expenses recorded on CBR for six months ending June 30, 2005, consisting of a $222,000 provision for estimated costs related to a plaintiff stockholder matter and $90,000 provision for a potential loss on account of two former employees seeking damages.

(k)	Recording amortization of purchased identifiable intangible assets of $154,326, net of the reversal of amortization of CBR’s intangibles previously recorded of $148,185.

(l)	Elimination of interest expense aggregating $83,162 consisting of $68,466 relating to the CBR line of credit and $14,696 related to the note payable to the former stockholder of CBR

(m)
For the purposes of this pro forma presentation, the deemed dividend on the Series A Convertible Preferred Stock was eliminated from the six months ended June 30, 2005 as it was assumed that the funding for the acquisition was received as of January 1, 2004 and therefore the deemed dividend would have been recorded during the year ended December 31, 2004 when the proceeds from the funding were received.

Statement of Operations - For the Year Ended December 31, 2004

(n)	Derived from the audited consolidated statement of operations of GlobalOptions for the year ended December 31, 2004.

(o)	Derived from the audited statement of operations of CBR for the year ended December 31, 2004.

(p)
Elimination of expenses recorded on CBR for the year ended December 31, 2004 which consisted of $101,368 for litigation expenses related to a plaintiff stockholder matter the liability of which was not assumed by GlobalOptions Group.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEAR ENDED
DECEMBER 31, 2004

NOTE 2 - PRO FORMA ADJUSTMENTS, continued

Statement of Operations - For the Year Ended December 31, 2004, continued

(q)	Recording amortization of purchased identifiable intangible assets of $308,652, net of the reversal of amortization of CBR’s intangibles previously recorded of $289,849.

(r)	Elimination of interest expense of $102,050 relating to the CBR line of credit.

(s)
For the purposes of this pro forma presentation, the deemed dividend on the Series A Convertible Preferred Stock is reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2004, as it was assumed that the funding for the acquisition was received as of January 1, 2004 and therefore the deemed dividend would have been recorded during the year ended December 31, 2004 when the proceeds from the funding were received.